UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2020

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2028 E. Ben White Blvd, Suite 240-9530, Austin, Texas		78741
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2020, Astrotech Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Offering”), 2,887,906 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $2.15 per share.

The Registered Offering resulted in gross proceeds of approximately $6.2 million before deducting the placement agent’s fees and related offering expenses. The Shares were offered by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-226060), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2018, and was declared effective on August 20, 2018. The Registered Offering is expected to close on or about October 30, 2020, subject to the satisfaction of customary closing conditions.

The Purchase Agreement also contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company conducting certain variable rate transactions for a period of one year from the closing of the Registered Offering, subject to certain exceptions.

Placement Agent’s Fees and Expenses

Pursuant to an engagement agreement, dated July 23, 2020, as amended, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as the Company’s exclusive placement agent in connection with the Registered Offering. The Company has agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Registered Offering, a management fee of $62,090 (equal to 1.0% of the aggregate gross proceeds raised in the Registered Offering), a $75,000 non-accountable expense allowance and clearing expenses in the amount of $12,900.

The Company will also issue to the Placement Agent, or its designees, warrants (the “Placement Agent’s Warrants”) to purchase up to 173,274 shares of Common Stock, which represents 6.0% of the Shares sold in the Registered Offering. The Placement Agent’s Warrants have an exercise price of $2.6875 per share, which represents 125% of the per share offering price of the Shares and a termination date of October 28, 2025. The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing summaries of the Purchase Agreement and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”), and which are incorporated herein in their entirety by reference.

The Company is filing the opinion of its counsel, Sheppard, Mullin, Richter & Hampton LLP, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 hereto and is incorporated by reference.

This Report does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Placement Agent Fees and Expenses” is hereby incorporated by reference into this Item 3.02 in its entirety. The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01 Other Events.

Registered Offering

The Information in Item 1.01 above is hereby incorporated by reference into this Item 8.01. In connection with the Registered Offering, on October 29, 2020, the Company issued a press release announcing the pricing of the Registered Offering, and on October 30, 2020, the Company issued a press release announcing the closing of the Registered Offering. A copy of the press releases announcing the pricing and closing of the Registered Offering are filed as Exhibits 99.1 and 99.2 hereto and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Placement Agent’s Warrant

5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP

10.1	Form of Securities Purchase Agreement

99.1	Press Release, dated October 29, 2020

99.2	Press Release, dated October 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Eric Stober

Name:	Eric Stober
Title:	Chief Financial Officer

Date: October 30, 2020